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                                                                    EXHIBIT 10.8


                                FIRST AMENDMENT
                                      TO
                            NIPSCO INDUSTRIES, INC.
                         1994 LONG-TERM INCENTIVE PLAN

     WHEREAS, NIPSCO Industries, Inc. (the "Company") adopted the NIPSCO Industries, Inc. 1994 Long-Term Incentive Plan ("Plan"), effective April 13, 1994, as amended and restated effective February 1, 1998; and

     WHEREAS, pursuant to Section 18 of the Plan, the Company deems it to be in its best interest to amend the Plan as described below;

     NOW THEREFORE, the Plan is hereby amended by the addition of the following
Section 21, effective as of December 1, 1998:

     21. ASSUMPTION OF OPTIONS. Pursuant to the terms of Section 5.22 of the Amended and Restated Agreement and Plan of Merger by and among the Company, Acquisition Gas Company, Inc., a wholly owned subsidiary of the Company, and Bay State Gas Company ("Bay State"), dated as of December 18, 1997 and amended and restated as of March 4, 1998 and further amended as of November 16, 1998 (as may be further amended, restated or supplemented, the "Agreement'), and at the Effective Time defined in the Agreement, each outstanding stock option issued under the Bay State Gas Company 1989 Key Employee Stock Option Plan ("Bay State Stock Option Plan"), shall be assumed by the Company. Each such stock option ("Assumed Option") shall be deemed to constitute an option to acquire Common Shares in an amount and at a purchase price determined pursuant to Section 5.22 of the Agreement. Each Assumed Option shall be subject to all of the terms and conditions applicable to options granted under the Plan. Notwithstanding the preceding sentence:

          (1) if the employment of the holder of an Assumed Option with the Company and its subsidiaries terminates for any reason other than death, disability, retirement or Cause, he, or his legal representatives or beneficiary, may exercise the Assumed Option at any time within three months immediately following such termination of employment, but not later than the expiration of the term of such Assumed Option;

          (2) if the holder of an Assumed Option that is a non-qualified stock option terminates employment with the Company and its subsidiaries because of death, disability or retirement, he, or his legal representatives or beneficiary, may exercise the Assumed Option at any time during the term of such Assumed Option to the extent he was entitled to exercise it at the date of death, disability or retirement;
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          (3) if the holder of an Assumed Option that is an incentive stock option terminates employment with the Company and its subsidiaries because of death, his legal representatives or beneficiary may exercise the Assumed Option at any time during the term of such Assumed Option to the extent he was entitled to exercise it at the date of death;

          (4) if the holder of an Assumed Option that is an incentive stock option terminates employment with the Company and its subsidiaries because of disability or retirement, he, or his legal representatives or beneficiary, may exercise the Assumed Option at any time within three months immediately following such termination of employment, but not later than the expiration of the term of such Assumed Option;

          (5) if the employment of the holder of an Assumed Option with the Company and its subsidiaries terminates for Cause, the Assumed Option shall expire as of the date of such termination of employment.

For purposes of this Section, "Cause" shall have the same meaning as defined in the holder's severance agreement with the Company or any of its subsidiaries in effect on the date of termination of employment. If the holder has not entered into a severance agreement with the Company or any subsidiary that is in effect on the date of termination of employment, or if the term "Cause" is not defined therein, Cause shall mean the holder's conviction for the commission of a felony, or the holder's fraud or dishonesty which has resulted in or is likely to result in material economic damage to the Company or any subsidiary.

     Each Assumed Option shall be evidenced by an amended and restated stock option agreement entered into as of the Effective Time by and among the Company, Bay State and the applicable optionee.

     This First Amendment has been executed by the Company, by its duly authorized officer, on this ____ day of December, 1998.


                                       NIPSCO  Industries, Inc.



                                  By:
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